Exhibit 23.2


G.   B R A D   B E C K S T E A D
---------------------------
Certified Public Accountant
                                                            330 E. Warm Springs
                                                            Las Vegas, NV 89119
                                                                   702.257.1984
                                                             702.362.0540 (fax)



September 13, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of December 5, 2000, on the Financial Statements of Insynq, Inc.
(A Development Stage Company) (formerly Xcel Management, Inc.) for the year ended May 31, 2000, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,


/s/ G. Brad Beckstead, CPA
--------------------------
G. Brad Beckstead, CPA


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